Kramer, Levin, Naftalis & Frankel

919 Third Avenue

New York, N.Y. 10022 - 3852







June 26, 1997





The Tocqueville Trust

1675 Broadway

New York, N.Y.  10019



Re:  The Tocqueville Trust (Asia-Pacific Fund)

        Registration No: 33-8746



Gentlemen:



                We have acted as counsel to the Tocqueville Trust, a Massachusetts business trust (the "Trust"), in connection with the public offering of the Trust's shares of beneficial interest on behalf of The Tocqueville Asia-Pacific Fund (the
"Asia-Pacific Fund"), $.01 par value. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Trust has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933. We further understand that on behalf of the Asia-Pacific Fund, and pursuant to the provisions of Rule 24f-2, the Trust is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of beneficial interest, (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal period ended May 1, 1997.



                We have reviewed, insofar as they relate or pertain to the Asia-Pacific Fund, the Trust's Registration Statement on Form
N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity of the original documents of all copies submitted.



                We are members only of the New York Bar and do not purport of be experts on the laws of any other state. Our opinion herein as to Massachusetts law is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.



                Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and , assuming that the Shares have been issued and sold in accordance with the Trust's Declaration of Trust and Registration Statement, and that the consideration received therefor was not less than the par value thereof, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.



                We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.



                                        Very truly yours,



                                        /s/ Kramer, Levin, Naftalis & Frankel